UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2024

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition".

On November 6, 2024, Lesaka Technologies, Inc., a Florida corporation (the "Company"), issued a press release setting forth its financial results for the first quarter ended September 30, 2024.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2024, our Remuneration Committee adopted cash incentive awards for fiscal 2025 for Messrs. Naeem Kola, Steven Heilbron, and Lincoln Mali and Dan Smith.

Cash Incentive Awards for Fiscal 2025

Under the cash incentive awards, each of Messrs. Kola, Heilbron, Mali and Smith will be eligible to earn a cash incentive award based on a number of quantitative factors based on our fiscal 2025 financial performance and his individual contribution toward the achievement of certain objectives described under "Qualitative Portion of the Cash Incentive Awards" below. The terms of the cash incentive awards are summarized below.

Mr. Naeem Kola

Mr. Kola's cash incentive award provides for an expected performance range cash incentive award of between 20% and 120% of his annual base salary of $400,000 for fiscal 2025. A 60% weighting is applied to quantitative performance factors and 40% is based on qualitative factors. The award could amount to a maximum of 120% of Mr. Kola's base salary based on the assessment of performance against both quantitative and qualitative targets.

Mr. Kola's maximum award represents 120% of his fiscal 2025 base salary, or $480,000.

Mr. Steven Heilbron

Mr. Heilbron's cash incentive award provides for an expected performance range cash incentive award of between 20% and 120% of his annual base salary of $400,000 for fiscal 2025. A 30% weighting is applied to quantitative performance factors and 70% is based on qualitative factors. The award could amount to a maximum of 120% of Mr. Heilbron's base salary based on the assessment of performance against both quantitative and qualitative targets.

Mr. Heilbron's maximum award represents 120% of his fiscal 2025 base salary, or $480,000.

Mr. Lincoln Mali

Mr. Mali's cash incentive award provides for an expected performance range cash incentive award of between 20% and 120% of his annual base salary of ZAR 7,500,000 for fiscal 2025. A 40% weighting is applied to quantitative performance factors and 60% is based on qualitative factors. The award could increase to a maximum of 120% of Mr. Mali's base salary, based on the assessment of performance against both quantitative and qualitative targets.

Mr. Mali's maximum award represents 120% of his fiscal 2025 base salary, or ZAR 9,000,000 ($509,915, translated at a $:ZAR exchange rate of $1: ZAR 17.65).

Mr. Dan Smith

Mr. Smith's cash incentive award provides for an expected performance range cash incentive award of between 20% and 120% of his annual base salary of ZAR 6,00,00,000 for fiscal 2025. A 40% weighting is applied to quantitative performance factors and 60% is based on qualitative factors. The award could amount to a maximum of 120% of Mr. Smith's base salary based on the assessment of performance against both quantitative and qualitative targets.

Mr. Smith's maximum award represents 120% of his fiscal 2025 base salary, or ZAR 7,200,000 ($407,932, translated at a $:ZAR exchange rate of $1: ZAR 17.65)

Quantitative Portion of the Cash Incentive Awards

Mr. Kola will be eligible to receive an amount up to 72% of his annual base salary, Mr. Heilbron will be eligible to receive an amount up to 36% of his annual base salary, and each of Messrs. Mali and Smith will be eligible to receive an amount up to 48% of their individual annual base salary if specified quantitative targets are achieved.

The quantitative targets are as follows:

	Allocation of quantitative portion to quantitative targets
Quantitative targets:	Kola	Heilbron	Mali	Smith
F2025 financial targets	10%	20%	15%	15%
M&A post-acquisition financial targets	25%	-	-	-
F2025 Group synergies	20%	-	-	-
Net debt/ EBITDA target	-	-	-	10%
Free cash flow conversion	-	-	-	5%
F2025 Consumer financial targets	-	-	25%	5%
F2025 Merchant financial targets	5%	10%	-	5%
Total quantitative portion of cash incentive awards	60%	30%	40%	40%

The Remuneration Committee may award between:

  0% and 72% of Mr. Kola's annual base salary,
  0% and 36% of Mr. Heilbron's annual base salary,
  0% and 48% of Mr. Mali's annual base salary,
  0% and 48% of Mr. Smith's annual base salary,

based on its assessment of each executive's achievement against these quantitative targets.

Qualitative Portion of the Cash Incentive Awards

Mr. Kola will be eligible to receive an amount up to 48% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria, which include (with agreed weighting as a percent of total qualitative award (40%) in parentheses):

  Supporting the financial function handover to Mr. Smith (5%);
  Driving customer and product centricity across the organization (5%);
  Overseeing Lesaka's investor relations, corporate governance, legal and company secretarial functions (20%);
  Delivering on the company's broad-based black economic empowerment and environment, social and governance objectives (5%); and
  Embedding Lesaka-value's system and high-performance corporate culture into Lesaka Enterprise pillar (5%).

Mr. Heilbron will be eligible to receive an amount up to 84% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria, which include (with agreed weighting as a percent of total qualitative award (70%) in parentheses):

  Delivering on any potential M&A objectives in fiscal 2025 (45%); and
  Creating an integrated Merchant pillar, augmentation of the leadership team for the next iteration of growth in Merchant, and developing strategies to deliver Merchant growth ambitions (20%).
  Embedding Lesaka's high-performance corporate culture across the organization (5%);

Mr. Mali will be eligible to receive an amount up to 72% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria, which include (with agreed weighting as a percent of total qualitative award (60%) in parentheses):

  Leading change in Lesaka's value's system, which are caring and inclusive, and driving a high-performance corporate culture throughout the organization (20%);
  Promoting a customer centric mindset across the organization (5%);

  Participating in policy reforms in the regulatory environments in which Lesaka operates (15%); and
  Driving communication, public relations, brand management and key stakeholder relationships (20%).

Mr. Smith will be eligible to receive an amount up to 72% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria, which include (with agreed weighting as a percent of total qualitative award (60%) in parentheses):

  Executing various finance function improvement plans in fiscal 2025 (35%);
  Developing and managing various treasury and funding processes in fiscal 2025 (20%); and
  Evolving to a performance culture with collaborative and cohesive culture in the finance function across the organization (5%).

The Remuneration Committee may award between:

  0% and 48% of Mr. Kola's annual base salary,
  0% and 84% of Mr. Heilbron's annual base salary,
  0% and 72% of Mr. Mali's annual base salary,
  0% and 72% of Mr. Smith's annual base salary,

based on its assessment of each executive's progress against these qualitative targets.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description
99.1	Press Release, dated November 6, 2024, issued by Lesaka Technologies, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: November 6, 2024	By:	/s/ Dan L. Smith
	Name:	Dan L. Smith
	Title:	Group Chief Financial Officer